Exhibit 23.1



                             T. JACKSON McDANIEL III
                           Certified Public Accountant
                               1439 McLendon Drive
                                     Suite C
                                Decatur, GA 30033
                                 (770) 491-0609








I consent to the use of my report dated March 12, 2001 and financial statements included in the prospectus for PIF/Cornerstone Ministries Investments, Inc. and the reference to me under the heading "Experts" in its registration statement on form SB-2.






    S/T. JACKSON MCDANIEL III, CPA                            October 16, 2001
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    T. Jackson McDaniel III, CPA